Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL

GENERAL RELEASE OF ALL CLAIMS

This Confidential Settlement Agreement and Mutual General Release of All Claims (hereinafter “Release”) is made and entered by and between BANKS.COM, INC. (“Plaintiff” or “Banks.com”), DANIEL O’DONNELL (“O’Donnell”), STEVEN ERNST (“Ernst”), FRANK J. MCPARTLAND (“McPartland”), LAWRENCE J. GIBSON (“Gibson”), CHARLES K. DARGAN II (“Dargan”) (Banks.com, O’Donnell, Ernst, McPartland, Gibson, and Dargan are also referred to collectively as the “Banks.com Parties”) on the one hand, and ROBERT HOULT (“Hoult”), and MOXIESEARCH.COM (“Moxiesearch.com”) (Hoult and Moxiesearch.com are also individually and collectively referred to as, “Defendant(s)”) on the other hand, in accordance with the terms and conditions set forth below. Banks.com, Banks.com Parties, O’Donnell, Ernst, McPartland, Gibson, Dargan, Hoult, and Moxisearch.com will sometimes be referred to in their individual capacities as a “Party” or collectively as the “Parties.” The effective date of this Release is August 18, 2010.

1.0	FACTUAL RECITALS

1.1 This Release is entered into with reference to the following recitals:

1.2 WHEREAS, Banks.com is a financial services company that delivers financial information on the web by, among other things, providing internet search services through a combination of traffic aggregation and proprietary websites. The company operates in various areas of internet commerce, including paid search, direct navigation, and online marketing. Its pay- per- click search services enable businesses to enhance their online transactions through online advertising to internet users in response to their keyword search queries.

1.3 WHEREAS, Banks.com first began as a private Nevada corporation known as Walnut Ventures, Inc. (“Walnut Ventures”), which was owned by four shareholders –O’Donnell, Ernst, Andrew Keery (“Keery”), and Hoult. On December 10, 2004, Walnut Ventures was acquired by a Florida corporation then known as MBSL Group, Inc. (“MBSL”).1

1.4 WHEREAS, in conjunction with Walnut Ventures/MBSL transaction, all four shareholders, including Keery and Hoult, signed separate Employment Agreements with Banks.com (collectively, “the Employment Agreements”).

1.5 WHEREAS, the four original shareholders of Walnut Ventures also signed non-compete agreements in exchange for receiving Banks.com shares of stocks.

1.6 WHEREAS, Hoult and Keery also signed the company’s Code of Conduct, Confidentiality and Proprietary Information Agreement, and the Employee Proprietary Information and Invention Assignment Agreement (“EPIIAA”).

[1]	On October 29, 2004, MBSL’s name was changed to “InterSearch Group, Inc.” The name was then changed to “Banks.com, Inc.” on November 29, 2007.

1.7 WHEREAS, on or about May 30, 2008, Hoult voluntarily terminated his employment with Banks.com.

1.8 WHEREAS, on or about November 5, 2009, Banks.com commenced a suit in the San Francisco County Superior Court against Hoult, Dale Giessman (“Giessman”), Moxiesearch.com, and Prostreammedia.com, Inc. (“Prostreammedia”), Case No. CGC-09-494156 (hereinafter, the “Suit” or “Superior Court Action”).

1.9 WHEREAS, on or about November 5, 2009, Banks.com commenced a petition for arbitration before the American Arbitration Association (AAA) against Keery, Case No. 74-116-Y-00899-09-DECR (hereinafter, the “Arbitration”).

1.10 WHEREAS, on or about December 24, 2009, Banks.com filed a First Amended Complaint in the Superior Court Action by, among other things, adding Keery as a defendant.

1.11 WHEREAS, on or about December 29, 2009, the defendants in the Superior Court Action removed the case to the United States District Court for the Northern District of California, San Francisco Division, Case No. 3:09-CV-06039-WHA (hereinafter the “Federal Action” and the Federal Action is also hereinafter incorporated into the “Suit”).

1.12 WHEREAS, on or about March 4, 2010, Banks.com and Keery stipulated to a voluntary dismissal of Banks.com’s Suit against Keery without prejudice.

1.13 WHEREAS, on or about March 9, 2010, Hoult filed a Verified Shareholder Complaint in the San Francisco County Superior Court against O’Donnell, McPartland, Gibson, Dargan, Ernst, and Banks.com as a nominal defendant, Case No. CGC-10-497625 (hereinafter the “Derivative Action”).

1.14 WHEREAS, Remajo, LLC (“Remajo”) is a California limited liability company registered before the State of California on or about January 22, 2008 by Giessman.

1.15 WHEREAS, the Remajo Operating Agreement has an effective date of on or about December 20, 2007, and has an effective period of two (2) years. The Remajo Operating Agreement identified www.moxiesearch.com as a dba.

1.16 WHEREAS, Remajo is the actual business entity that contracted with various entities with respect to the operation of the Moxiesearch.com website. All revenues earned through the Moxiesearch.com website were funneled to Remajo. Under the Remajo Operating Agreement, Remajo was to distribute the “gross profits” 65% to Hoult and 35% to Giessman.

1.17 WHEREAS, Remajo entered into a Search Distribution Agreement with InfoSpace Sales LLC (“InfoSpace”) with an effective date of on or about December 3, 2007 pertaining to the operation of the Moxiesearch.com website, with an initial term of two (2) years.

1.18 WHEREAS, Remajo entered into a Sponsored Listing Publisher Agreement (“ASL Publisher Agreement”) with IAC Search & Media, Inc. (“IAC” or “Ask.com”) with an effective date of on or about May 25, 2009 on behalf of Prostreammedia.com. Remajo and Ask.com entered into an amendment to the ASL Publisher Agreement in or around October 2009 (hereinafter incorporated into the “ASL Publisher Agreement”). All revenues earned by Prostreammedia.com from Ask.com through the ASL Publisher Agreement are funneled to Remajo, which Remajo then distributes to Prostreammedia at one hundred percent (100%). Prostreammedia then pays out all expenses, costs, and makes the partner payments. Under Prostreammedia’s “Partnership Agreement,” net proceeds after costs of Prostreammedia are distributed 55% to Giessman, and 45% to Keery.

1.19 WHEREAS, in the Suit and the Arbitration, Banks.com alleges that Hoult improperly took and misused Banks.com’s confidential, proprietary, and trade secret information while Hoult was still employed at Banks.com and subsequent to his voluntary termination of employment at Banks.com. Banks.com further alleges in its Suit and Arbitration that, while Hoult was still employed at Banks.com and subsequent to his voluntary termination of employment at Banks.com, Hoult, Keery, and/or Giessman established, created, maintained, and ran Moxiesearch.com, a business that directly competes with Banks.com, and which used Banks.com’s confidential, proprietary, and trade secret information. Banks.com also alleges in its Suit and Arbitration that on behalf of Moxiesearch.com, Remajo entered into a contract with InfoSpace, which was negotiated by Hoult and/or Giessman. Banks.com also alleges in its Suit and Arbitration that Hoult, Keery, and/or Giessman Hoult, Keery, and/or Giessman established, created, maintained, and ran Prostreammedia, a business that directly competes with Banks.com, and which used Banks.com’s confidential, proprietary, and trade secrets information. Finally, Banks.com alleges in its Suit and Arbitration that Hoult, Keery, and/or Giessman conducted other activities that were improper that form the bases of Banks.com’s alleged claims against each of the Respondent and Defendants, including alleged breaches of the Employment Agreements and the EPIIAA. Respondent and Defendants deny all allegations by Banks.com.

1.20 WHEREAS, in the Derivative Action, Hoult alleges that, among other things, the Board of Directors of Banks.com, specifically the named individual defendants in the Derivative Action, breached their fiduciary duties and committed corporate waste, due to alleged entrenchment and nepotism allegedly committed by the individual defendants in the Derivative Action, including granting contracts to individuals who did not have the relevant industry experience. Hoult also alleges in the Derivative Action that Banks.com lost lucrative contracts with partners due to unresolved “click fraud and untargeted traffic.” Hoult further alleges in the Derivative Action that Banks.com also failed to comply with contractual requirements due to the company’s failure to adhere to labeling standards of paid advertising.

1.21 WHEREAS, it is now the desire and intention of the Parties to finally and forever settle and release all claims made or related to the Suit and the Derivative Action. Pursuant to this desire and in consideration of the promises contained herein, the Parties agree as follows:

2.0	AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

The Parties agree to settle and compromise the Suit and/or Derivative Action as between them subject to the following terms:

2.1 The Recitals set forth above are hereby incorporated as though fully set forth herein.

2.2 In consideration for this Release, and in full and final settlement of the Suit and Derivative Action as they apply to the “Released Parties” as defined in Section 2.8 below only, , Hoult agrees to surrender all outstanding shares of common stock of Banks.com he and his immediate family own (that is, 622,673 shares which includes 100 shares held by his daughter, Mackenzie Hoult) (hereinafter collectively, the “Hoult Shares”) to Banks.com, contingent upon both the dismissal with prejudice as to Hoult of the Derivative Action and of the suit as against Hoult and Moxiesearch.com, all in accordance with Section 2.3 below and the terms of the Escrow Agreement that is attached hereto as Exhibit A and executed contemporaneously with this Release.

2.3 In further consideration for this Release, the Parties agree that by no later than one (1) business day after signature of all Parties to this Release, Hoult shall transfer the Hoult Shares into an escrow account to be held in escrow (and ultimately transferred out of escrow) by Deutsche Bank National Trust Company in accordance with the terms of the Escrow Agreement that is attached hereto as Exhibit A and executed contemporaneously with this Release.

2.4 In further consideration for this Release, the Parties agree that Hoult, through his counsel, shall, by no later than one (1) business day after the signature of all Parties to this Release, execute and file a request for dismissal with prejudice as to Hoult of O’Donnell, McPartland, Gibson, Dargan, Ernst, and Banks.com in the Derivative Action. Should the San Francisco Superior Court refuse to enter said request for dismissal with prejudice as to Hoult, Hoult shall immediately file a motion (on expedited time) for the San Francisco County Superior Court’s approved dismissal of the Derivative Action with prejudice and, in support thereof, shall also submit a declaration and/or affidavit stating that, as part of the settlement between him and the defendants in the Derivative Action, and him and Banks.com in the Suit, he has relinquished all of his shares of Banks.com stocks in accordance with the terms of the settlement, such that he no longer has any standing to act as a Plaintiff in the Derivative Action, and that the settlement includes his agreement to dismiss the Derivative Action with prejudice as to Hoult. This Release is contingent upon the San Francisco County Superior Court’s approval of the dismissal of the Derivative Action as to all defendants in the Derivative Action with prejudice as to Hoult.

2.5 In further consideration for this Release, the Parties agree that by no later than one (1) business day after issuance by the San Francisco County Superior Court of a file-stamped order dismissing the Derivative Action with prejudice as to Hoult, Banks.com, through its counsel, shall execute and file a request for dismissal with prejudice of Hoult and Moxiesearch.com in the Suit that conforms to the requirements of Federal Rule of Civil Procedure 41(a).

2.6 In further consideration for this Release, the Parties agree to bear their own costs and other fees (including attorneys’ fees and costs) incurred by the respective Parties in the Suit and/or the Derivative Action.

2.7 Banks.com will assist in facilitating an agreement between OneCompass and Hoult for a mutual release of claims that may relate in any way to the Suit, the Arbitration, and/or the Derivative Action to the extent such an agreement between OneCompass and Hoult is pursued by OneCompass and Hoult and to the extent Banks.com’s assistance is requested by either OneCompass or Hoult. This specific paragraph, however, is expressly not a contingency for this Release. Banks.com and the Banks.com Parties assume no liability whatsoever relating to the agreement to assist in facilitating an agreement between OneCompass and Hoult for a mutual release of claims as between OneCompass and Hoult that may relate in any way to the Suit, the Arbitration, and/or the Derivative Action.

2.8 The “Released Parties” are and include only O’Donnell, McPartland, Gibson, Dargan, Ernst, Banks.com, Hoult, Moxiesearch.com, and Remajo, as well as all of their respective past and present agents, attorneys, officers, directors, members, stockholders, servants, heirs, representatives, employees, corporations (including, but not limited to, professional corporations), subsidiaries, affiliates, related entities, partners, predecessors, successors in interest, assigns, and insurers and/or re-insurers, an all other persons, firms, or corporations with whom any of the former have been or are now affiliated. The Release Parties do not include Andrew Keery and/or Dale Giessman.

2.9 In consideration of the terms set forth in this section, the Parties to this Release, and each of them, hereby mutually and completely release and forever discharge the Released Parties from any and all manner of any and all past, present, or future claims, actions, or causes of action (including, but not limited to, malicious prosecution) in law or in equity, and any suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, obligations, losses, costs, and expenses of any nature whatsoever, whether now known or unknown, suspected or unsuspected, fixed or contingent, which the Parties have, or which may hereinafter accrue or otherwise be acquired on account of, or may in any way relate to or grow out of, or which are the subject of the matters which gave rise to the Suit and /or Derivative Action, further including, without limitation, any and all known or unknown claims that may have resulted or may result from any aspect of the Suit and/or Derivative Action, and further including, without limitation, any and all known or unknown claims arising in any way from any aspect of the relationship(s), conduct, acts, and/or omissions of the Released Parties as of the effective date of the Release.

2.10 The Parties each acknowledge and agree that this Release is a full and complete general release of all claims and/or potential claims of the Parties as against the Released Parties, as set forth above. The Parties expressly mutually waive and assume the risk of any and all claims for damages that may otherwise exist, but of which each and any Party does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect each Party’s decision to enter into this Release. Accordingly, the Parties hereby expressly mutually waive and relinquish any and all rights and benefits which each Party may otherwise have pursuant to California Code of Civil Procedure Section 1542 which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.11 The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true, with respect to the incidents or other things which are the subject of this Release. The Parties hereby expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this Release shall be and remain effective in all respects regardless of such additional or different facts.

2.12 The Parties make no representation regarding, nor do they assume any liability for, any potential tax consequences which may arise from this settlement and Release. Thus, each Party assumes only its/his own potential tax consequences arising from this settlement and Release.

2.13 The Parties each agree to cooperate with the other (and their respective counsel) to perform any and all acts required by this Release, to execute and deliver any and all further documents that may be reasonably necessary or desirable to effectuate the purposes of this Release and to refrain or forebear from any act that would be inconsistent with the purposes of this Release.

3.0	CONFIDENTIALITY AND NON-DISPARAGEMENT

3.1 Except as otherwise provided in this Release, the Parties agree to keep confidential the terms of this Release (including the terms of the Confidential Escrow Agreement attached as Exhibit A hereto) and information relating to the resolution of the Suit and/or Derivative Action, not disparage each other with respect to the events that gave rise to the Suit and/or Derivative Action, and refrain from disclosing any information regarding this Release (including the terms of the Confidential Escrow Agreement attached as Exhibit A hereto) to any third-party (outside of immediate family) unless ordered to do otherwise under oath in a court of competent jurisdiction or as required for a legitimate business purpose (e.g., through disclosures to attorneys, accountants, regulatory bodies, government agencies, reinsurers, etc. including, without limitation, any disclosures required under securities laws and/or regulations). To the extent that such information would be necessary or appropriate as evidence or discovery in other litigation or arbitration, the Parties will take reasonable steps to protect the confidentiality of the information, including by seeking stipulations of confidentiality or protective orders. Notwithstanding the language of this paragraph, the Parties may communicate to others that the Suit and/or Derivative Action have been resolved as to each of them to the satisfaction of the Parties.

4.0	NO ADMISSION OF LIABILITY

4.1 This Release is executed by the Parties for the purpose of compromising and settling the Suit and/or Derivative Action, as well as all past, present, or potential claims described above, and it is expressly understood and agreed as a condition hereof that neither this Release, nor any provision herein, shall constitute or be construed as an admission by any Party of the truth of any claims or causes of action asserted by any other Party to this Release. This Release shall not be admissible in any legal proceeding or arbitration, except to enforce its terms or upon order of the court or the arbitrator.

5.0	ABSENCE OF ASSIGNMENT

5.1 The Parties warrant and represent that they have not, in any way, assigned or transferred by agreement, operation of law, or otherwise, any claim against any other settling Party, including but not limited to, the assignment of any claim or rights that would impede implementation of this Release.

6.0	SUCCESSORS AND ASSIGNS

6.1 It is understood and agreed by the Parties that the agreements, undertakings, warranties, acts, representations and other things done or to be done by the Parties or their attorneys by virtue of this Release, shall run to and be binding upon all heirs, executors, successors, predecessors, administrators, trustees, assigns, agents, attorneys, employees, officers, directors, shareholders, partners, and representatives of the Parties.

7.0	SURVIVAL OF WARRANTIES

7.1 The representations and warranties of the Parties shall not expire with or be terminated and extinguished by the execution of this Release, but shall thereafter continue and remain in full force and effect without time limitations.

8.0	REPRESENTATION OF COMPREHENSION OF DOCUMENTS

8.1 The Parties hereto represent and warrant: (i) that in executing and entering into this Release, they have sought legal advice from legal counsel of their choice; (ii) they have read the contents of this Release; (iii) they fully understand the terms and consequences of the Release; and (iv) that hereafter none of the Parties shall deny the validity of this Release on the grounds that it did not have advice of counsel or did not knowingly enter into this Release and agree to each of its terms.

8.2 The Release shall be deemed prepared and negotiated by counsel for the Parties hereto and no contrary presumption, interpretation, or construction shall arise in the event of any ambiguity or uncertainty thereof.

8.3 Each Party has cooperated in the drafting and preparation of this Release. Hence, if any construction is to be made of this Release, the same shall not be construed against any Party on the basis that the Party was the drafter. It shall be construed simply and fairly and not strictly for or against any Party.

9.0	WARRANTY OF CAPACITY TO EXECUTE AGREEMENT

9.1 The Parties represent and warrant that no other person or entity has any interest in the claims, demands, obligations or causes of action referred to in this Release, except as may otherwise be set forth herein; that each has the sole right and exclusive authority to execute this Release; and that each has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Release.

10.0	GOVERNING LAW

10.1 This Release shall be construed and interpreted in accordance with the laws of the State of California.

11.0	REMEDY FOR BREACH

11.1 In the event of a dispute relating to this Release that any Party sees fit to resolve by resort to formal legal action, venue for the resolution of any such formal legal action shall be in San Francisco County Superior Court or the U.S. District Court of the Northern District of California.

12.0	ADDITIONAL DOCUMENTS

12.1 The Parties agree to cooperate in good faith and execute any and all supplementary documents, and to take all additional reasonable actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Release.

13.0	SEVERABILITY

13.1 In the event any provisions of this Release shall be held to be void, voidable or unenforceable, the remaining provisions shall be enforced in harmony with the purpose of this Release and the intent of the Parties as of the effective date of this Release.

14.0	ENTIRE AGREEMENT

14.1 This Release is an integrated agreement and contains the entire agreement of the Parties relating to its subject matter. No representations, warranties or promises have been made or relied on by any Party hereto other than as set forth herein. This Release supersedes and controls any and all prior communications, negotiations, and understandings between and among the settling Parties and/or their representatives with regard to the subject matter of the Release, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties intend this Release to constitute the complete statement of the terms as between and among the Parties hereto, and that no extrinsic evidence whatsoever relating to this Release may be introduced in any judicial proceeding between the Parties.

15.0	MODIFICATION/AMENDMENT

15.1 This Release cannot be modified, changed, amended, or terminated orally. Any modification, change, amendment, or termination must be in writing and signed by the authorized representatives of all Parties.

16.0	HEADINGS

16.1 The headings given to sections and/or paragraphs of this Release are for ease of reference and shall not be interpreted to in any way alter, modify, narrow, or expand the rights or obligations of the Parties.

17.0	COUNTERPARTS

17.1 This Release may be executed in counterparts. Copies of this Release shall have the same force and effect as the original. Copies of this Release shall be admissible as evidence to the same extent as the original is so admissible.

I have read this entire Settlement Agreement and Mutual General Release of All Claims, consisting of eleven (11) pages, including the signature pages. I agree to the terms set forth herein.

DATE:	AUGUST 20, 2010	By:	BANKS.COM, INC.

		BY:	/s/ Daniel O’Donnell
		ITS:	PRESIDENT & CEO

DATE:	AUGUST 20, 2010	By:	DANIEL O’DONNELL

/s/ Daniel O’Donnell
		BY:	DANIEL O’ DONNELL

DATE:	AUGUST 20, 2010	By:	FRANK J. MCPARTLAND

/s/ Frank J. McPartland
		BY:	FRANK J. MCPARTLAND

DATE:	AUGUST 20, 2010	By:	LAWRENCE J. GIBSON

/s/ Lawrence Gibson
		BY:	LAWRENCE J. GIBSON

DATE:	AUGUST 20, 2010	By:	CHARLES K. DARGAN II

/s/ Charles K. Dargan II
		BY:	CHARLES K. DARGAN II

DATE:	AUGUST 20, 2010	By:	STEVEN L. ERNST

/s/ Steven L. Ernst
		BY:	STEVEN L. ERNST

APPROVED AS TO FORM		FOLEY AND LARDNER LLP

DATE: AUGUST 20, 2010

		By:	/s/ Eileen R. Ridley
EILEEN R. RIDLEY
ATTORNEYS FOR BANKS.COM, INC.,
DANIEL O’DONNELL, FRANK J.
MCPARTLAND, LAWRENCE J. GIBSON,
CHARLES K. DARGAN II, AND STEVEN L.
ERNST

DATE:	AUGUST 18, 2010	BY:	ROBERT HOULT

/s/ Robert Hoult
		BY:	ROBERT HOULT

DATE:	AUGUST 18, 2010	By:	MOXIESEARCH.COM

/s/ Robert Hoult
		BY:	ROBERT HOULT

		ITS:	REGISTRANT

APPROVED AS TO FORM			SHEPPARD MULLIN RICHTER & HAMPTON LLP

DATE:	AUGUST 18, 2010

		BY:	/s/ Jennifer G. Redmond
JENNIFER G. REDMOND
ATTORNEYS FOR ROBERT HOULT AND
MOXIESEARCH.COM

APPROVED AS TO FORM			THE WAGNER FIRM

DATE:	AUGUST 19, 2010

		BY:	/s/ Avi Wagner
AVI WAGNER
ATTORNEYS FOR ROBERT HOULT
APPROVED AS TO FORM			GLANCY BINKOW & GOLDBERG LLP

DATE:	AUGUST 20, 2010

		BY:	/s/ Peter A. Binkow
PETER A. BINKOW
ATTORNEYS FOR ROBERT HOULT